As filed with the Securities and Exchange Commission [         ]
                                                 Registration No. 33-[       ]


                       Securities and Exchange Commission
                             Washington, D.C. 20549
                             _______________________
                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            _________________________
                     Spectrum Information Technologies, Inc.
             (Exact name of registrant as specified in its charter)

         Delaware                                       75-1940923
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification No.)

P.O. Box 1006                                            10268-1006
New York, New York                                       (Zip Code)
(Address of Principal Executive
         Offices)

                               Lawrence M. Powers
                                  P.O. Box 1006
                             New York, NY 10268-1006

                                 (914) 251-1800
                          (Name, address and telephone
                          number of agent for service)

                                    Copy to:

                             Frederic M. Tudor, Esq.
                Sills Cummis Radin Tischman Epstein & Gross, P.A.
                              One Riverfront Plaza
                          Newark, New Jersey 07102-5400
                                 (973) 643-7000

                         CALCULATION OF REGISTRATION FEE

------------------------ ----------------- ----------------- ------------------

                                               Proposed           Proposed
                                               Maximum             Maximum
  Title of Securities      Amount to be     Offering Price        Aggregate           Amount of
   to be registered         registered      Per Share (3)    Offering Price (3)   Registration Fee
                              (1)(2)
------------------------ ----------------- ----------------- -------------------- ------------------
   Common Stock, par         300,000             $.35             $105,000             $31.82
   value $.001 (the
      "Shares")
------------------------ ----------------- ----------------- -------------------- ------------------

(1) Represents aggregate number of shares of Common Stock issuable upon exercise of all Stock Options described herein.
(2) Subject to adjustment in the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination, reclassification or similar corporate change or extraordinary stock event, including without limitation a stock split, reverse stock split or stock dividend
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h).


                            Page 1 of 6
                        Exhibit Index appears on page 6

                                     Part 1

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in this Part I will be sent or given to participants as specified by Rule 428(b)(1). These documents and the documents incorporated by reference in the registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The  following   documents   heretofore   filed  by  Spectrum   Information
Technologies, Inc. (the"Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998 and the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998.

     (b) The description of the Company's common stock contained in its Registration Statement on Form 10, dated April 10, 1987 (File No. 015596), filed with the Commission pursuant to Section 12(g) of the Exchange Act, and any amendment or report filed for the purpose of updating such information, including the description of the Company's common stock contained in the Disclosure Statement (including exhibits thereto) filed as Exhibit 5.1 to the Company's Current Report on Form 8-K dated March 14, 1996.

     All documents hereafter filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment hereto which indicates that all securities have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     Steven E. Gross, a partner in the law firm of Sills Cummis Radin Tischman Epstein & Gross, P.A., which has rendered an opinion in connection with the shares offered pursuant to the Plan, holds 250,000 shares of the Company's common stock and also holds an option exercisable for the purchase of up to 150,000 shares of the Company's common stock at an exercise price of $0.15 per share, exercisable between December 21, 1999 and December 21, 2003. His son, Jason Gross, a lawyer in private practice in New York, New York, also holds 250,000 shares of the Company's common stock and an option exercisable for the purchase of up to 150,000 shares of the Company's common stock at an exercise price of $0.15 per share, exercisable between December 21, 1999 and December 21, 2003.

Item 6. Indemnification of Directors and Officers

     The Registrant is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), a Delaware corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses and liabilities incurred by them in connection with any action, suit or proceeding to which they are, or are threatened to be made, a party by reason of their serving in those positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the company, and with respect to any criminal action or proceeding, so long as they had no reasonable cause to believe their conduct was unlawful. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     The Restated Certificate of Incorporation of the Company provides that the Company shall indemnify to the full extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made a party or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or an officer of the Company or by reason of the fact that such person, at the request of the Company, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. The Restated Certificate of Incorporation further provides that nothing contained in such provision shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law, and that no amendment or repeal of such provision shall apply to or have any effect on any right to indemnification provided pursuant to such provision with respect to any acts or omissions occurring prior to such amendment or repeal.

     In accordance with Section 102(b)(7) of the DGCL, the Restated Certificate of Incorporation of the Registrant provides that directors of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the DGCL, or (iv) for any transactions from which any such director derived an improper personal benefit.

     The Registrant had entered into separate indemnity agreements with certain of its former executive officers and employees (the "Indemnitees") under which the Registrant will, upon proper request of the Indemnitee, indemnify him if the Indemnitee is a party to or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding by reason of the fact that the Indemnitee is or was director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses, judgments, fines and penalties, actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of any of such proceedings. Such right shall be a contract right and shall include the right to be paid by the Registrant expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by the Indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by an Indemnitee while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding will be paid only upon delivery to the Registrant of an undertaking, by or on behalf of the Indemnitee, to repay all amounts so advanced if it should be determined ultimately that the Indemnitee is not entitled to be indemnified under this section or otherwise.

     The preceding discussion of the Restated Certificate of Incorporation of the Registrant and the DGCL is not intended to be exhaustive and is qualified in its entirety by reference to the complete texts of the Restated Certificate of Incorporation of the Registrant and to the DGCL.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

     The following are filed as exhibits to this Registration Statement:

Exhibits

4.1 Restated Certificate of Incorporation of the Company is incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-8 filed on March 31, 1997.

4.2 Restated Bylaws of the Company are incorporated by reference to Exhibit 5.1 of the Registrant's Current Report on Form 8-K dated March 14, 1996.

5.1  Opinion of Sills Cummis Radin Tischman  Epstein & Gross,  P.A.

24.1 Consent of BDO Seidman, LLP
24.2 Consent of Sills Cummis Radin Tischman Epstein & Gross,  P.A.  (included in
     Exhibit 5.1)
99.1 Stock Purchase Agreement between the Registrant and Powers & Co. dated December 11, 1998 is incorporated by reference to the Registrant's Current Report on Form 8-K dated December 17, 1998.
99.2 Stock Option  Agreement
     between the Registrant and Donald J. Amoruso dated December 11, 1998.
99.3 Stock Option Agreement between the Registrant and Richard F. duFosse dated December 11, 1998.
99.4 Stock Option Agreement between the Registrant and Mikhail Drabkin dated December 11, 1998.
99.5 Stock Option Agreement between the Registrant and Christopher M. Graham dated December 11, 1998.
99.6 Stock Option Agreement between the Registrant and Salvatore T. Marino dated December 11, 1998.
99.7 Stock Option Agreement between the Registrant and Barry J. Hintze dated December 11, 1998.

Item 9. Undertakings

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To  include  any  prospectus  required  by  Section  10(a)
(3) of  the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15 (d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling
persons  of the  registrant pursuant to  the  foregoing   provisions,  or
otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 26, 1999.

                                      SPECTRUM INFORMATION TECHNOLOGIES, INC.


                                      By: /s/ Lawrence M. Powers
                                          Lawrence M. Powers
                                          Chief Executive Officer and
                                          Chairman of the Board




Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities set forth on February 26, 1999.



       Signature                                     Title



/s/ Lawrence M. Powers                               Director
Lawrence M. Powers

/s/ Jon M. Gerber                                    Director
Jon M. Gerber

/s/ Robert Ingenito                                  Director
Robert Ingenito

/s/ Maurice W. Schonfeld                             Director
Maurice W. Schonfeld

                                  EXHIBIT INDEX



Exhibit No.                       Description                          Page No.

4.1 Restated Certificate of Incorporation of the Company is incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-8 filed March 31, 1997.

4.2  Restated Bylaws of the Company is incorporated by reference to Exhibit
     5.1 of the Registrant's Current Report on Form 8-K dated March 14, 1996.

5.1  Opinion of Sills Cummis Radin Tischman Epstein & Gross, P.A.

24.1 Consent of BDO Seidman, LLP

24.2 Consent of Sills Cummis Radin Tischman Epstein & Gross,  P.A.  (included in
     Exhibit 5.1)

99.1 Stock Purchase Agreement between the Registrant and Powers & Co. dated December 11, 1998 is incorporated by reference to the Registrant's Current Report on Form 8-K dated December 17, 1998.
99.2 Stock Option Agreement between the Registrant and Donald J. Amoruso dated December 11, 1998.
99.3 Stock Option Agreement between the Registrant and Richard F. duFosse dated December 11, 1998.
99.4 Stock Option Agreement between the Registrant and Mikhail Drabkin dated December 11, 1998.
99.5 Stock Option Agreement between the Registrant and Christopher M. Graham dated December 11, 1998.
99.6 Stock Option Agreement between the Registrant and Salvatore T. Marino dated December 11, 1998.
99.7 Stock Option Agreement between the Registrant and Barry J. Hintze dated December 11, 1998.

                                   Exhibit 5.1

        [LETTERHEAD OF SILLS CUMMIS RADIN TISCHMAN EPSTEIN & GROSS, P.A.]

                                                            March 15, 1999

Spectrum Information Technologies, Inc.
P.O. Box 1006
New York, NY 10268-1006


Gentlemen:

     Spectrum Information Technologies, Inc., a Delaware corporation (the "Issuer"), has requested our opinion in connection with a Registration Statement on Form S-8 (the "Registration Statement") to be filed by it today with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to 300,000 shares of Common Stock, $.001 par value, of Spectrum Information Technologies, Inc. to be issued under the Stock Option Agreements between the Issuer and six individuals, each dated December 11, 1998 (the "Option Agreements").

     We have examined and are relying on originals, or copies certified or otherwise identified to our satisfaction, of such corporate records and such other instruments, certificates and representations of public officials, officers and representatives of the Issuer and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

     Based on the foregoing, it is our opinion that the shares of Spectrum Information Technologies, Inc. issuable under the plan are duly authorized and, when issued in accordance with the terms of the Option Agreements at prices in excess of the par value thereof, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Act or the rules and regulations of the Commission issued thereunder.

                                           Yours truly,

                                           /s/SILLS CUMMIS RADIN TISCHMAN
                                              EPSTEIN & GROSS, P.A.

                                  Exhibit 24.1


Spectrum Information Technologies, Inc.
New York, NY

We hereby consent to the incorporation by reference and inclusion in the Prospectus constituting a part of this Registration Statement of our report dated June 11, 1998, relating to the consolidated financial statements and schedule of Spectrum Information Technologies, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended March 31, 1998.




/s/BDO Seidman, LLP

February 26, 1999

                                  Exhibit 99.2

                             STOCK OPTION AGREEMENT

     This STOCK OPTION AGREEMENT is made as of this 11th day of December, 1998, by and between Spectrum Information Technologies, Inc. a Delaware Corporation ("Spectrum") and Donald Amoruso (the "Optionee").

     WHEREAS, Spectrum and Optionee have entered into a Settlement Agreement dated December 11, 1998 providing for the settlement of certain obligations of the Company to Optionee in exchange for good and valuable consideration, including the issuance of the option to purchase common stock of Spectrum as described herein.

     NOW, THEREFORE, in consideration of the payment described, the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1. GRANT OF OPTION. Spectrum hereby grants to the Optionee the right and option (hereafter called the "Option"), to purchase all or any part of an aggregate of 44,914 shares of Spectrum common stock, par value $0.001 per share, on the terms and conditions set forth herein. This grant is made pursuant to a resolution of the Company's Board of Directors duly adopted at its meeting on December 10, 1998.

2. EXERCISE PRICE AND EXPIRATION. The exercise price and the expiration dates of this Option shall be as follows:

Number of Shares           Exercise Price            Expiration Date

44,914                     $0.35 per share           December 11, 2003

3. DURATION. The Option granted hereby shall become exercisable upon issuance of this Agreement and shall remain exercisable at the stated price through the expiration date set forth above. To facilitate partial transfer, exercise or sale, this Option may be subdivided into options in smaller denominations upon Optionee's request in writing from time to time.

4. NO RESTRICTION: REGISTRATION. This Option and the underlying shares detailed above are free of any restrictions on transfer by any means, or on exercise or sale by Optionee or transferee, except for any restrictions under applicable securities law. The Company shall use its best efforts to register such option issuances pursuant to a Registration Statement on Form S-8 (if available) as soon as possible after the date hereof, but agrees that it shall file the Registration Statement within fifteen (15) days from the date of this Agreement. All underlying shares to this Option have been previously authorized, are unissued, and are set aside for the purpose of issuance upon exercise hereof, in whole or in part, at any time or from time to time. Optionee hereby agrees that it will not sell, assign, or transfer the Option and underlying shares following exercise unless they are registered under the Act and under applicable state securities laws or an exemption from such registration is then available, according to a legal opinion reasonably acceptable to the Company.

5. MANNER OF EXERCISE OF OPTION. This Option may be exercised, subjec to the terms and conditions contained herein, by delivering written notice to the Chief Executive Officer or President or Chief Accounting Officer of Spectrum, at its principal office no less than three days in advance of the proposed exercise date. Such notice shall specify the number of shares of common stock with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Optionee. The notice shall be accompanied by a certified check or cash in the amount of the aggregate option exercise price for such number of shares. In no event shall stock be issued or certificates be delivered until full payment shall have been received by Spectrum as to such exercise or partial exercise, nor shall Optionee have any right or status as a shareholder of such underlying shares prior to such exercise. Certificates for shares of common stock purchased upon the exercise of the Option shall be issued in the name of Optionee and delivered to the Optionee as soon as practicable following the effective date on which the Option is exercised.

6. ADUSTMENT ON RECAPITALIZATION, MERGER OR REORGANIZATION. If the outstanding shares of the common stock of Spectrum are subdivided, consolidated, increased, decreased, changed into or exchanged for a different number or kind of shares or securities of Spectrum through reorganization, merger, recapitalization, reclassification, capital adjustment or otherwise, or if Spectrum shall issue common stock as a dividend or upon a stock split, then the number of shares subject to the unexercised portion of this Option shall be appropriately adjusted by the Board of Directors. Any such adjustment on outstanding Options shall be made without change in the total exercise price applicable to the unexercised portion of the Option. If, in the event of a merger or consolidation, Spectrum is not the surviving corporation, and the event that the Agreement of Merger or Consolidation does not provide for the substitution of a new option for this Option, or for the assumption of this Option by the surviving corporation, or in the event of the dissolution or liquidation of Spectrum, the Optionee shall have the right immediately prior to the effective date of such merger, consolidation, dissolution or liquidation, to exercise this Option in whole or in part, provided, however, that this Option shall not be exercisable in whole or in part later than the date noted in paragraph 2 above. Any adjustments made pursuant to this section shall be made by the Board of Directors of Spectrum, whose good faith determination in compliance with Delaware law, as to what adjustment shall be made and the extent thereof, shall be final, binding and conclusive. In computing any adjustment hereunder, any fractional share which might otherwise become subject to an Option shall be eliminated.


SPECTRUM INFORMATION TECHNOLOGIES, INC


By:/s/Christopher Graham
      Christopher Graham, General Counsel and Vice President


OPTIONEE


/s/Donald Amoruso
    Donald Amoruso

                                  Exhibit 99.3

                             STOCK OPTION AGREEMENT

     This STOCK OPTION AGREEMENT is made as of this 11th day of December, 1998, by and between Spectrum Information Technologies, Inc. a Delaware Corporation ("Spectrum") and Richard duFosse (the "Optionee").

     WHEREAS, Spectrum and Optionee have entered into a Settlement Agreement dated December 11, 1998 providing for the settlement of certain obligations of the Company to Optionee in exchange for good and valuable consideration, including the issuance of the option to purchase common stock of Spectrum as described herein.

     NOW, THEREFORE, in consideration of the payment described, the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1. GRANT OF OPTION. Spectrum hereby grants to the Optionee the right and option (hereafter called the "Option"), to purchase all or any part of an aggregate of 59,281 shares of Spectrum common stock, par value $0.001 per share, on the terms and conditions set forth herein. This grant is made pursuant to a resolution of the Company's Board of Directors duly adopted at its meeting on December 10, 1998.

2. EXERCISE PRICE AND EXPIRATION. The exercise price and the expiration dates of this Option shall be as follows:

Number of Shares              Exercise Price                Expiration Date

59,281                        $0.35 per share               December 11, 2003

3. DURATION. The Option granted hereby shall become exercisable upon issuance of this Agreement and shall remain exercisable at the stated price through the expiration date set forth above. To facilitate partial transfer, exercise or sale, this Option may be subdivided into options in smaller denominations upon Optionee's request in writing from time to time.

4. NO RESTRICTION: REGISTRATION. This Option and the underlying shares detailed above are free of any restrictions on transfer by any means, or on exercise or sale by Optionee or transferee, except for any restrictions under applicable securities law. The Company shall use its best efforts to register such option issuances pursuant to a Registration Statement on Form S-8 (if available) as soon as possible after the date hereof, but agrees that it shall file the Registration Statement within fifteen (15) days from the date of this Agreement. All underlying shares to this Option have been previously authorized, are unissued, and are set aside for the purpose of issuance upon exercise hereof, in whole or in part, at any time or from time to time. Optionee hereby agrees that it will not sell, assign, or transfer the Option and underlying shares following exercise unless they are registered under the Act and under applicable state securities laws or an exemption from such registration is then available, according to a legal opinion reasonably acceptable to the Company.

5. MANNER OF EXERCISE OF OPTION. This Option may be exercised, subject to the terms and conditions contained herein, by delivering written notice to the Chief Executive Officer or President or Chief Accounting Officer of Spectrum, at its principal office no less than three days in advance of the proposed exercise date. Such notice shall specify the number of shares of common stock with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Optionee. The notice shall be accompanied by a certified check or cash in the amount of the aggregate option exercise price for such number of shares. In no event shall stock be issued or certificates be delivered until full payment shall have been received by Spectrum as to such exercise or partial exercise, nor shall Optionee have any right or status as a shareholder of such underlying shares prior to such exercise. Certificates for shares of common stock purchased upon the exercise of the Option shall be issued in the name of Optionee and delivered to the Optionee as soon as practicable following the effective date on which the Option is exercised.

6. ADUSTMENT ON RECAPITALIZATION, MERGER OR REORGANIZATION. If the outstanding shares of the common stock of Spectrum are subdivided, consolidated, increased, decreased, changed into or exchanged for a different number or kind of shares or securities of Spectrum through reorganization, merger, recapitalization, reclassification, capital adjustment or otherwise, or if Spectrum shall issue common stock as a dividend or upon a stock split, then the number of shares subject to the unexercised portion of this Option shall be appropriately adjusted by the Board of Directors. Any such adjustment on outstanding Options shall be made without change in the total exercise price applicable to the unexercised portion of the Option. If, in the event of a merger or consolidation, Spectrum is not the surviving corporation, and the event that the Agreement of Merger or Consolidation does not provide for the substitution of a new option for this Option, or for the assumption of this Option by the surviving corporation, or in the event of the dissolution or liquidation of Spectrum, the Optionee shall have the right immediately prior to the effective date of such merger, consolidation, dissolution or liquidation, to exercise this Option in whole or in part, provided, however, that this Option shall not be exercisable in whole or in part later than the date noted in paragraph 2 above. Any adjustments made pursuant to this section shall be made by the Board of Directors of Spectrum, whose good faith determination in compliance with Delaware law, as to what adjustment shall be made and the extent thereof, shall be final, binding and conclusive. In computing any adjustment hereunder, any fractional share which might otherwise become subject to an Option shall be eliminated.


SPECTRUM INFORMATION TECHNOLOGIES, INC


By:/s/Donald Amoruso
      Donald Amoruso, Chairman, CEO & President


OPTIONEE


/s/Richard duFosse
   Richard duFosse

                                  Exhibit 99.4

                             STOCK OPTION AGREEMENT

     This STOCK OPTION AGREEMENT is made as of this 11th day of December, 1998, by and between Spectrum Information Technologies, Inc. a Delaware Corporation ("Spectrum") and Mikhail Drabkin (the "Optionee").

     WHEREAS, Spectrum and Optionee have entered into a Settlement Agreement dated December 11, 1998 providing for the settlement of certain obligations of the Company to Optionee in exchange for good and valuable consideration, including the issuance of the option to purchase common stock of Spectrum as described herein.

     NOW, THEREFORE, in consideration of the payment described, the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1. GRANT OF OPTION. Spectrum hereby grants to the Optionee the right and option (hereafter called the "Option"), to purchase all or any part of an aggregate of 47,638 shares of Spectrum common stock, par value $0.001 per share, on the terms and conditions set forth herein. This grant is made pursuant to a resolution of the Company's Board of Directors duly adopted at its meeting on December 10, 1998.

2. EXERCISE PRICE AND EXPIRATION. The exercise price and the expiration dates of this Option shall be as follows:

Number of Shares           Exercise Price            Expiration Date

47,638                     $0.35 per share           December 11, 2003

3. DURATION. The Option granted hereby shall become exercisable upon issuance of this Agreement and shall remain exercisable at the stated price through the expiration date set forth above. To facilitate partial transfer, exercise or sale, this Option may be subdivided into options in smaller denominations upon Optionee's request in writing from time to time.

4. NO RESTRICTION: REGISTRATION. This Option and the underlying shares detailed above are free of any restrictions on transfer by any means, or on exercise or sale by Optionee or transferee, except for any restrictions under applicable securities law. The Company shall use its best efforts to register such option issuances pursuant to a Registration Statement on Form S-8 (if available) as soon as possible after the date hereof, but agrees that it shall file the Registration Statement within fifteen (15) days from the date of this Agreement. All underlying shares to this Option have been previously authorized, are unissued, and are set aside for the purpose of issuance upon exercise hereof, in whole or in part, at any time or from time to time. Optionee hereby agrees that it will not sell, assign, or transfer the Option and underlying shares following exercise unless they are registered under the Act and under applicable state securities laws or an exemption from such registration is then available, according to a legal opinion reasonably acceptable to the Company.

5. MANNER OF EXERCISE OF OPTION. This Option may be exercised, subject to the terms and conditions contained herein, by delivering written notice to the Chief Executive Officer or President or Chief Accounting Officer of Spectrum, at its principal office no less than three days in advance of the proposed exercise date. Such notice shall specify the number of shares of common stock with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Optionee. The notice shall be accompanied by a certified check or cash in the amount of the aggregate option exercise price for such number of shares. In no event shall stock be issued or certificates be delivered until full payment shall have been received by Spectrum as to such exercise or partial exercise, nor shall Optionee have any right or status as a shareholder of such underlying shares prior to such exercise. Certificates for shares of common stock purchased upon the exercise of the Option shall be issued in the name of Optionee and delivered to the Optionee as soon as practicable following the effective date on which the Option is exercised.

6. ADUSTMENT ON RECAPITALIZATION, MERGER OR REORGANIZATION. If the outstanding shares of the common stock of Spectrum are subdivided, consolidated, increased, decreased, changed into or exchanged for a different number or kind of shares or securities of Spectrum through reorganization, merger, recapitalization, reclassification, capital adjustment or otherwise, or if Spectrum shall issue common stock as a dividend or upon a stock split, then the number of shares subject to the unexercised portion of this Option shall be appropriately adjusted by the Board of Directors. Any such adjustment on outstanding Options shall be made without change in the total exercise price applicable to the unexercised portion of the Option. If, in the event of a merger or consolidation, Spectrum is not the surviving corporation, and the event that the Agreement of Merger or Consolidation does not provide for the substitution of a new option for this Option, or for the assumption of this Option by the surviving corporation, or in the event of the dissolution or liquidation of Spectrum, the Optionee shall have the right immediately prior to the effective date of such merger, consolidation, dissolution or liquidation, to exercise this Option in whole or in part, provided, however, that this Option shall not be exercisable in whole or in part later than the date noted in paragraph 2 above. Any adjustments made pursuant to this section shall be made by the Board of Directors of Spectrum, whose good faith determination in compliance with Delaware law, as to what adjustment shall be made and the extent thereof, shall be final, binding and conclusive. In computing any adjustment hereunder, any fractional share which might otherwise become subject to an Option shall be eliminated.


SPECTRUM INFORMATION TECHNOLOGIES, INC


By:/s/Donald Amoruso
   Donald Amoruso, Chairman, CEO & President


OPTIONEE


/s/Mikhail Drabkin
   Mikhail Drabkin

                                  Exhibit 99.5

                             STOCK OPTION AGREEMENT

     This STOCK OPTION AGREEMENT is made as of this 11th day of December, 1998, by and between Spectrum Information Technologies, Inc. a Delaware Corporation ("Spectrum") and Christopher Graham (the "Optionee").

     WHEREAS, Spectrum and Optionee have entered into a Settlement Agreement dated December 11, 1998 providing for the settlement of certain obligations of the Company to Optionee in exchange for good and valuable consideration, including the issuance of the option to purchase common stock of Spectrum as described herein.

NOW, THEREFORE, in consideration of the payment described, the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1. GRANT OF OPTION. Spectrum hereby grants to the Optionee the right and option (hereafter called the "Option"), to purchase all or any part of an aggregate of 44,914 shares of Spectrum common stock, par value $0.001 per share, on the terms and conditions set forth herein. This grant is made pursuant to a resolution of the Company's Board of Directors duly adopted at its meeting on December 10, 1998.

2. EXERCISE PRICE AND EXPIRATION. The exercise price and the expiration dates of this Option shall be as follows:

Number of Shares              Exercise Price                Expiration Date

44,914                        $0.35 per share               December 11, 2003

3. DURATION. The Option granted hereby shall become exercisable upon issuance of this Agreement and shall remain exercisable at the stated price through the expiration date set forth above. To facilitate partial transfer, exercise or sale, this Option may be subdivided into options in smaller denominations upon Optionee's request in writing from time to time.

4. NO RESTRICTION: REGISTRATION. This Option and the underlying shares detailed above are free of any restrictions on transfer by any means, or on exercise or sale by Optionee or transferee, except for any restrictions under applicable securities law. The Company shall use its best efforts to register such option issuances pursuant to a Registration Statement on Form S-8 (if available) as soon as possible after the date hereof, but agrees that it shall file the Registration Statement within fifteen (15) days from the date of this Agreement. All underlying shares to this Option have been previously authorized, are unissued, and are set aside for the purpose of issuance upon exercise hereof, in whole or in part, at any time or from time to time. Optionee hereby agrees that it will not sell, assign, or transfer the Option and underlying shares following exercise unless they are registered under the Act and under applicable state securities laws or an exemption from such registration is then available, according to a legal opinion reasonably acceptable to the Company.

5. MANNER OF EXERCISE OF OPTION. This Option may be exercised, subject to the terms and conditions contained herein, by delivering written notice to the Chief Executive Officer or President or Chief Accounting Officer of Spectrum, at its principal office no less than three days in advance of the proposed exercise date. Such notice shall specify the number of shares of common stock with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Optionee. The notice shall be accompanied by a certified check or cash in the amount of the aggregate option exercise price for such number of shares. In no event shall stock be issued or certificates be delivered until full payment shall have been received by Spectrum as to such exercise or partial exercise, nor shall Optionee have any right or status as a shareholder of such underlying shares prior to such exercise. Certificates for shares of common stock purchased upon the exercise of the Option shall be issued in the name of Optionee and delivered to the Optionee as soon as practicable following the effective date on which the Option is exercised.

6. ADUSTMENT ON RECAPITALIZATION, MERGER OR REORGANIZATION. If the outstanding shares of the common stock of Spectrum are subdivided, consolidated, increased, decreased, changed into or exchanged for a different number or kind of shares or securities of Spectrum through reorganization, merger, recapitalization, reclassification, capital adjustment or otherwise, or if Spectrum shall issue common stock as a dividend or upon a stock split, then the number of shares subject to the unexercised portion of this Option shall be appropriately adjusted by the Board of Directors. Any such adjustment on outstanding Options shall be made without change in the total exercise price applicable to the unexercised portion of the Option. If, in the event of a merger or consolidation, Spectrum is not the surviving corporation, and the event that the Agreement of Merger or Consolidation does not provide for the substitution of a new option for this Option, or for the assumption of this Option by the surviving corporation, or in the event of the dissolution or liquidation of Spectrum, the Optionee shall have the right immediately prior to the effective date of such merger, consolidation, dissolution or liquidation, to exercise this Option in whole or in part, provided, however, that this Option shall not be exercisable in whole or in part later than the date noted in paragraph 2 above. Any adjustments made pursuant to this section shall be made by the Board of Directors of Spectrum, whose good faith determination in compliance with Delaware law, as to what adjustment shall be made and the extent thereof, shall be final, binding and conclusive. In computing any adjustment hereunder, any fractional share which might otherwise become subject to an Option shall be eliminated.


SPECTRUM INFORMATION TECHNOLOGIES, INC


By:/s/Donald Amoruso
      Donald Amoruso, Chairman, CEO & President


OPTIONEE


/s/Christopher Graham
  Christopher Graham

                                  Exhibit 99.6

                             STOCK OPTION AGREEMENT

     This STOCK OPTION AGREEMENT is made as of this 11th day of December, 1998, by and between Spectrum Information Technologies, Inc. a Delaware Corporation ("Spectrum") and Salvatore Marino (the "Optionee").

     WHEREAS, Spectrum and Optionee have entered into a Settlement Agreement dated December 11, 1998 providing for the settlement of certain obligations of the Company to Optionee in exchange for good and valuable consideration, including the issuance of the option to purchase common stock of Spectrum as described herein.

     NOW, THEREFORE, in consideration of the payment described, the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1. GRANT OF OPTION. Spectrum hereby grants to the Optionee the right and option (hereafter called the "Option"), to purchase all or any part of an aggregate of 51,214 shares of Spectrum common stock, par value $0.001 per share, on the terms and conditions set forth herein. This grant is made pursuant to a resolution of the Company's Board of Directors duly adopted at its meeting on December 10, 1998.

2. EXERCISE PRICE AND EXPIRATION. The exercise price and the expiration dates of this Option shall be as follows:

Number of Shares              Exercise Price                Expiration Date

51,214                        $0.35 per share               December 11, 2003

3. DURATION. The Option granted hereby shall become exercisable upon issuance of this Agreement and shall remain exercisable at the stated price through the expiration date set forth above. To facilitate partial transfer, exercise or sale, this Option may be subdivided into options in smaller denominations upon Optionee's request in writing from time to time.

4. NO RESTRICTION: REGISTRATION. This Option and the underlying shares detailed above are free of any restrictions on transfer by any means, or on exercise or sale by Optionee or transferee, except for any restrictions under applicable securities law. The Company shall use its best efforts to register such option issuances pursuant to a Registration Statement on Form S-8 (if available) as soon as possible after the date hereof, but agrees that it shall file the Registration Statement within fifteen (15) days from the date of this Agreement. All underlying shares to this Option have been previously authorized, are unissued, and are set aside for the purpose of issuance upon exercise hereof, in whole or in part, at any time or from time to time. Optionee hereby agrees that it will not sell, assign, or transfer the Option and underlying shares following exercise unless they are registered under the Act and under applicable state securities laws or an exemption from such registration is then available, according to a legal opinion reasonably acceptable to the Company.

5. MANNER OF EXERCISE OF OPTION. This Option may be exercised, subject to the terms and conditions contained herein, by delivering written notice to the Chief Executive Officer or President or Chief Accounting Officer of Spectrum, at its principal office no less than three days in advance of the proposed exercise date. Such notice shall specify the number of shares of common stock with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Optionee. The notice shall be accompanied by a certified check or cash in the amount of the aggregate option exercise price for such number of shares. In no event shall stock be issued or certificates be delivered until full payment shall have been received by Spectrum as to such exercise or partial exercise, nor shall Optionee have any right or status as a shareholder of such underlying shares prior to such exercise. Certificates for shares of common stock purchased upon the exercise of the Option shall be issued in the name of Optionee and delivered to the Optionee as soon as practicable following the effective date on which the Option is exercised.

6. ADUSTMENT ON RECAPITALIZATION, MERGER OR REORGANIZATION. If the outstanding shares of the common stock of Spectrum are subdivided, consolidated, increased, decreased, changed into or exchanged for a different number or kind of shares or securities of Spectrum through reorganization, merger, recapitalization, reclassification, capital adjustment or otherwise, or if Spectrum shall issue common stock as a dividend or upon a stock split, then the number of shares subject to the unexercised portion of this Option shall be appropriately adjusted by the Board of Directors. Any such adjustment on outstanding Options shall be made without change in the total exercise price applicable to the unexercised portion of the Option. If, in the event of a merger or consolidation, Spectrum is not the surviving corporation, and the event that the Agreement of Merger or Consolidation does not provide for the substitution of a new option for this Option, or for the assumption of this Option by the surviving corporation, or in the event of the dissolution or liquidation of Spectrum, the Optionee shall have the right immediately prior to the effective date of such merger, consolidation, dissolution or liquidation, to exercise this Option in whole or in part, provided, however, that this Option shall not be exercisable in whole or in part later than the date noted in paragraph 2 above. Any adjustments made pursuant to this section shall be made by the Board of Directors of Spectrum, whose good faith determination in compliance with Delaware law, as to what adjustment shall be made and the extent thereof, shall be final, binding and conclusive. In computing any adjustment hereunder, any fractional share which might otherwise become subject to an Option shall be eliminated.


SPECTRUM INFORMATION TECHNOLOGIES, INC


By:/s/Donald Amoruso
   Donald Amoruso, Chairman, CEO & President


OPTIONEE


/s/Salvatore Marino
   Salvatore Marino

                                  Exhibit 99.7

                             STOCK OPTION AGREEMENT

     This STOCK OPTION AGREEMENT is made as of this 11th day of December, 1998, by and between Spectrum Information Technologies, Inc. a Delaware Corporation ("Spectrum") and Barry Hintze (the "Optionee").

     WHEREAS, Spectrum and Optionee have entered into a Settlement Agreement dated December 11, 1998 providing for the settlement of certain obligations of the Company to Optionee in exchange for good and valuable consideration, including the issuance of the option to purchase common stock of Spectrum as described herein.

     NOW, THEREFORE, in consideration of the payment described, the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1. GRANT OF OPTION. Spectrum hereby grants to the Optionee the right and option (hereafter called the "Option"), to purchase all or any part of an aggregate of 52,039 shares of Spectrum common stock, par value $0.001 per share, on the terms and conditions set forth herein. This grant is made pursuant to a resolution of the Company's Board of Directors duly adopted at its meeting on December 10, 1998.

2. EXERCISE PRICE AND EXPIRATION. The exercise price and the expiration dates of this Option shall be as follows:

Number of Shares           Exercise Price            Expiration Date

52,039                     $0.35 per share           December 11, 2003

3. DURATION. The Option granted hereby shall become exercisable upon issuance of this Agreement and shall remain exercisable at the stated price through the expiration date set forth above. To facilitate partial transfer, exercise or sale, this Option may be subdivided into options in smaller denominations upon Optionee's request in writing from time to time.

4. NO RESTRICTION: REGISTRATION. This Option and the underlying shares detailed above are free of any restrictions on transfer by any means, or on exercise or sale by Optionee or transferee, except for any restrictions under applicable securities law. The Company shall use its best efforts to register such option issuances pursuant to a Registration Statement on Form S-8 (if available) as soon as possible after the date hereof, but agrees that it shall file the Registration Statement within fifteen (15) days from the date of this Agreement. All underlying shares to this Option have been previously authorized, are unissued, and are set aside for the purpose of issuance upon exercise hereof, in whole or in part, at any time or from time to time. Optionee hereby agrees that it will not sell, assign, or transfer the Option and underlying shares following exercise unless they are registered under the Act and under applicable state securities laws or an exemption from such registration is then available, according to a legal opinion reasonably acceptable to the Company.

5. MANNER OF EXERCISE OF OPTION. This Option may be exercised, subject to the terms and conditions contained herein, by delivering written notice to the Chief Executive Officer or President or Chief Accounting Officer of Spectrum, at its principal office no less than three days in advance of the proposed exercise date. Such notice shall specify the number of shares of common stock with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Optionee. The notice shall be accompanied by a certified check or cash in the amount of the aggregate option exercise price for such number of shares. In no event shall stock be issued or certificates be delivered until full payment shall have been received by Spectrum as to such exercise or partial exercise, nor shall Optionee have any right or status as a shareholder of such underlying shares prior to such exercise. Certificates for shares of common stock purchased upon the exercise of the Option shall be issued in the name of Optionee and delivered to the Optionee as soon as practicable following the effective date on which the Option is exercised.

6. ADUSTMENT ON RECAPITALIZATION, MERGER OR REORGANIZATION. If the outstanding shares of the common stock of Spectrum are subdivided, consolidated, increased, decreased, changed into or exchanged for a different number or kind of shares or securities of Spectrum through reorganization, merger, recapitalization, reclassification, capital adjustment or otherwise, or if Spectrum shall issue common stock as a dividend or upon a stock split, then the number of shares subject to the unexercised portion of this Option shall be appropriately adjusted by the Board of Directors. Any such adjustment on outstanding Options shall be made without change in the total exercise price applicable to the unexercised portion of the Option. If, in the event of a merger or consolidation, Spectrum is not the surviving corporation, and the event that the Agreement of Merger or Consolidation does not provide for the substitution of a new option for this Option, or for the assumption of this Option by the surviving corporation, or in the event of the dissolution or liquidation of Spectrum, the Optionee shall have the right immediately prior to the effective date of such merger, consolidation, dissolution or liquidation, to exercise this Option in whole or in part, provided, however, that this Option shall not be exercisable in whole or in part later than the date noted in paragraph 2 above. Any adjustments made pursuant to this section shall be made by the Board of Directors of Spectrum, whose good faith determination in compliance with Delaware law, as to what adjustment shall be made and the extent thereof, shall be final, binding and conclusive. In computing any adjustment hereunder, any fractional share which might otherwise become subject to an Option shall be eliminated.


SPECTRUM INFORMATION TECHNOLOGIES, INC


By:/s/Donald Amoruso
   Donald Amoruso, Chairman, CEO & President


OPTIONEE


/s/Barry Hintze
   Barry Hintze




























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